UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 7, 2006 (April 6, 2006)

Hughes Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51784	13-3871202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11717 Exploration Lane Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 428-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On April 6, 2006, Hughes Communications, Inc. (the “Company”) announced the pricing for the previously announced senior notes offering by its subsidiaries, Hughes Network Systems, LLC and HNS Finance Corp. (together, the “Issuers”). The Company estimates that the Issuers will receive net proceeds of approximately $438.7 million from the issuance of the senior notes, after deducting estimated initial purchaser discounts, fees and expenses. The Company’s press release announcing the pricing for the offering is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this report is neither an offer to sell nor a solicitation of an offer to buy any of the senior notes. The senior notes have not been registered under the Securities Act of 1933 and may not be offered or sold within the United States, or to, or for the account or benefit of, any United States persons absent such registration, except pursuant to an exemption from, or in a transaction not subject to, such registration requirement.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the Exhibit Index on page 3 hereof, which is incorporated by reference in this Item 9.01(d).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Communications, Inc.

Date: April 7, 2006	By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Vice President, General
Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 6, 2006 issued by Hughes Network Systems, LLC regarding the pricing of the senior notes offering.

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